UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2015

Joe's Jeans Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 South Eastern Avenue, Commerce, California		90040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2015, Joe’s Jeans Inc., a Delaware corporation (the “Company”), and Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, both wholly-owned subsidiaries of the Company, as “Borrowers” (the “Borrowers”), and certain of its subsidiaries party thereto, as “Guarantors,” entered into the Amendment No. 2 to Revolving Credit Agreement (the “Amendment”) with The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent (“CIT”).  The Amendment amends the Revolving Credit Agreement, dated as of September 30, 2013 (the “Revolving Credit Agreement”), by and among the Borrowers, the Company, certain subsidiaries of the Company party thereto, CIT, CIT Finance LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto.

The Amendment modified the definition of “Eligible Accounts” to include, until June 30, 2015, 55% of the aggregate Eligible Accounts owing from Nordstrom and its Affiliates and after June 30, 2015, 45% of the aggregate Eligible Accounts owing from Nordstrom and its Affiliates   In addition, the default rate under the Revolving Credit Agreement was increased to two percent.  Previously, due to the defaults under the Revolving Credit Agreement and term loan agreement, we were paying a default rate of one percent additional interest.  We are currently in default of our obligations under the Revolving Credit Agreement and term loan agreement among the Company, the Borrowers, the guarantors party thereto, Garrison Loan Agency Service LLC, as term loan agent (“Garrison”) and the lenders party thereto (the “Term Loan Agreement”).  We are in discussions with Garrison and CIT regarding a resolution to the defaults.  There can be no assurance that that the requested relief will be granted on terms acceptable to us or at all. Unless we are able to secure a waiver, Garrison and CIT under the Term Loan Agreement and Revolving Credit Agreement  are entitled to, among other things, accelerate the outstanding amounts under those agreements.  Any such acceleration under our credit facilities would have a material adverse effect on our liquidity, financial condition and results of operations, and could cause us to become bankrupt or insolvent, if not resolved.

The foregoing descriptions of the Revolving Credit Agreement and the Amendment do not purport to be complete and are subject to, and qualified, in their entirety by, the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1, and the Amendment, which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Revolving Credit Agreement and the Amendment set forth above in Item 1.01 of this Current Report on Form 8-K and in the Company’s Current Report on Form 8-K filed on October 4, 2013, are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Revolving Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, The CIT Group/Commercial Services, Inc., as administrative agent, collateral agent, documentation agent and syndication agent, CIT Finance LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto (incorporated by reference to Exhibit 10.3 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on October 4, 2013, File No. 000-18926).

10.2
Amendment No. 2 to Revolving Credit Agreement, dated as of April 23, 2015, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, and The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

April 29, 2015	By:	/s/ Samuel J. Furrow
Name: Samuel J. Furrow
Title: Interim Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1
Revolving Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, The CIT Group/Commercial Services, Inc., as administrative agent, collateral agent, documentation agent and syndication agent, CIT Finance LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto (incorporated by reference to Exhibit 10.3 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on October 4, 2013, File No. 000-18926).

10.2
Amendment No. 2 to Revolving Credit Agreement, dated as of April 23, 2015, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, and The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent.